UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

3M COMPANY
(Exact name of registrant as specified in its charter)

Delaware	41-0417775
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Floating Rate Notes due 2018 1.500% Notes due 2026	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:       333-196003
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

3M Company (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a pricing supplement dated November 5, 2014 (the “Pricing Supplement”) to a Prospectus Supplement dated May 16, 2014 (the “Prospectus Supplement”) and a Prospectus dated May 16, 2014 contained in the Company’s effective Registration Statement on Form S-3 (File No. 333-196003) (the “Registration Statement”), which Registration Statement was filed with the Commission on May 16, 2014 (the “Prospectus”), relating to the securities to be registered hereunder.  The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.                   Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of Notes” and “Material United States Federal Income Tax Considerations” in the Pricing Supplement, “Description of Notes We May Offer” and “Certain U.S. Federal Income Tax Considerations” in the Prospectus Supplement and “Debt Securities” in the Prospectus.

Item 2.                   Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description

4.1

Indenture relating to the Company’s senior debt securities dated as of November 17, 2000, between 3M Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated by reference to the Company’s Current Report on Form 8-K, filed December 7, 2000).

4.2

First Supplemental Indenture dated as of July 29, 2011, to the Indenture relating to the Company’s senior debt securities dated as of November 17, 2000 between 3M Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011).

4.3	Form of Floating Rate Note due 2018.

4.4	Form of 1.500% Note due 2026.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

3M COMPANY

Date: November 10, 2014	By:	/s/ Gregg M. Larson
	Name:	Gregg M. Larson
	Title:	Vice President, Deputy General Counsel and Secretary

3